Exhibit (25.1)

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

_____________________________

___ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation of organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

_____________________________

ECOLAB INC.

(Exact name of obligor as specified in its charter)

Delaware	41-0231510
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Ecolab Place	55102
St. Paul, Minnesota	(Zip code)
(Address of principal executive offices)

_____________________________

Debt Securities

(Title of indenture securities)

Item 1. General Information. Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Treasury Department
Washington, D.C.

Federal Deposit Insurance Corporation
Washington, D.C.

Federal Reserve Bank of San Francisco
San Francisco, California 94120

(b) Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1. A copy of the Articles of Association of the trustee as now in effect.*

Exhibit 2. A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated November 1, 2019.*

Exhibit 3. A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated November 1, 2019.*

Exhibit 4. Copy of By-laws of the trustee as now in effect.*

Exhibit 5. Not applicable.

Exhibit 6. The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8. Not applicable.

Exhibit 9. Not applicable.

* Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25.1 to the Filing S-3ASR dated December 20, 2019 of file number 333-235649.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 29th day of October, 2021.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Tina Gonzalez
Tina Gonzalez
Relationship Manager

EXHIBIT 6

October 29, 2021

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Tina Gonzalez
Tina Gonzalez
Relationship Manager

EXHIBIT 7

Consolidated Report of Condition of

Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business June 30, 2021, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions
		______________
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$ 24,485
Interest-bearing balances		246,726
Securities:
Held-to-maturity securities		260,942
Available-for-sale securities		179,533
Equity Securities with readily determinable fair value not held for trading		11

Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		66
Securities purchased under agreements to resell		69,654
Loans and lease financing receivables:
Loans and leases held for sale		23,048
Loans and leases, net of unearned income	814,518
LESS: Allowance for loan and lease losses	14,938
Loans and leases, net of unearned income and allowance		799,580
Trading Assets		67,985
Premises and fixed assets (including capitalized leases)		10,914
Other real estate owned		148
Investments in unconsolidated subsidiaries and associated companies		13,445
Direct and indirect investments in real estate ventures		68
Intangible assets		30,685
Other assets		49,428
		__________
Total assets		$1,776,718

LIABILITIES
Deposits:
In domestic offices		$1,465,966
Noninterest-bearing	559,946
Interest-bearing	906,020
In foreign offices, Edge and Agreement subsidiaries, and IBFs		28,631
Noninterest-bearing	249
Interest-bearing	28,382
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		3,784
Securities sold under agreements to repurchase		5,311

Dollar Amounts
In Millions
______________

Trading liabilities	13,392
Other borrowed money
(Includes mortgage indebtedness and obligations under capitalized leases)	41,650
Subordinated notes and debentures	12,084
Other liabilities	33,330
_______
Total liabilities	$1,604,148

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	114,820
Retained earnings	55,913
Accumulated other comprehensive income	1,287
Other equity capital components	0
________
Total bank equity capital	172,539
Noncontrolling (minority) interests in consolidated subsidiaries	31

Total equity capital	172,570
________
Total liabilities, and equity capital	$1,776,718

I, Michael P. Santomassimo, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

/s/ Michael P. Santomassimo
Michael P. Santomassimo
Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Directors

Maria R. Morris

Theodore F. Craver, Jr.

Juan A. Pujadas